Exhibit 3.1.19

Return Filed Duplicate or Photocopy to:

Barbara M. Lange

Orrick, Herrington & Sutcliff LLP

400 Sansome Street

San Francisco, CA 94111

(415) 773-5749

ARTICLES OF MERGER

of

DRINNON, INC.,

a Georgia corporation

and

NEWBERRY PUBLISHING COMPANY, INC.,

a South Carolina corporation

with and into

MACON TELEGRAPH PUBLISHING COMPANY,

a Georgia corporation

Pursuant to the provisions of the Georgia Business Corporation Code, the domestic and foreign business corporations named herein do hereby adopt the following Articles of Merger.

FIRST: Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging Newberry Publishing Company, Inc., a South Carolina corporation, and Drinnon, Inc., a Georgia corporation, with and into Macon Telegraph Publishing Company, a Georgia corporation, as approved by resolutions adopted at meetings of the Boards of Directors of each such corporation on December 27, 2002.

SECOND: The merger was duly approved by the shareholder of Drinnon, Inc. and Macon Telegraph Publishing Company.

THIRD: Macon Telegraph Publishing Company will continue its existence as the surviving corporation under its present name pursuant to the provisions of the Georgia Business Corporation Code.

FOURTH: The merger of Newberry Publishing Company, Inc. and Drinnon Inc., with and into Macon Telegraph Publishing Company is permitted by the laws of the State of South Carolina, where Newberry Publishing Company is organized and has been authorized in compliance with such laws.

Executed this 30th day of December 2002.

MACON TELEGRAPH PUBLISHING COMPANY,
a Georgia corporation

By	/s/ Adrienne Lilly
Adrienne Lilly
Assistant Secretary

DRINNON, INC.,
a Georgia corporation

By	/s/ Adrienne Lilly
Adrienne Lilly
Assistant Secretary

NEWBERRY PUBLISHING COMPANY, INC.,
a South Carolina corporation

By	/s/ Adrienne Lilly
Adrienne Lilly
Assistant Secretary

Exhibit A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 27, 2002 (this “Agreement”), is entered into by and among Macon Telegraph Publishing Company, a Georgia corporation (“Macon” or the “Surviving Corporation”), Drinnon, Inc., a Georgia corporation (“Drinnon”), and Newberry Publishing Company, Inc., a South Carolina corporation (“Newberry”). Drinnon and Newberry are hereinafter referred to collectively as the “Merging Corporations.” Each of Macon, Drinnon and Newberry is a wholly owned subsidiary of Knight-Ridder, Inc.

1. The Merger. Upon the terms set forth in this Agreement, Drinnon and Newberry shall be merged with and into Macon (the “Merger”) in accordance with the laws of the States of Georgia and South Carolina. As a result of the Merger, the separate corporate existences of Drinnon and Newberry shall cease in accordance with the laws of their respective jurisdictions of organization, and Macon shall continue under its present name as the Surviving Corporation pursuant to the provisions of the Georgia Business Corporation Code

2. Effective Time; Effect. The Merger shall become effective when all documents required by applicable law to effectuate the Merger shall have been filed (the “Effective Time”). The effect of the Merger shall be as prescribed by law.

3. Effect on Shares.

(a) Merging Corporations. At the Effective Time, the outstanding shares of Drinnon and Newberry shall be canceled and no shares of Macon shall be issued in exchange therefor.

(b) Macon. The outstanding shares of Macon shall remain outstanding and shall not be affected by the Merger. Each share which is outstanding at the Effective Time shall continue to represent one outstanding share of the Surviving Corporation.

4. Further Assurances. Each of the Merging Corporations shall from time to time, as and when requested by the Surviving Corporation, or by its successors or assigns, execute and deliver all such documents and instruments and take all such actions as may be necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of such Merging Corporation, or otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of such Merging Corporation or otherwise to take any and all such action and to execute and deliver any and all such documents and instruments.

5. Amendments; Abandonment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Boards of Directors of any of the Merging Corporations or Macon.

6. Articles of Incorporation; Bylaws. The Articles of Incorporation and the Bylaws of Macon upon the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended and changed in the manner prescribed by the provisions of the Georgia Business Corporation Code.

7. Directors and Officers. The directors and officers in office of Macon upon the Effective Time shall be the members of the first Board of Directors and first officers of the Surviving Corporation, all of whom shall bold their respective directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

8. Adoption; Submission. This Agreement was adopted by the Boards of Directors of each of Macon, Drinnon and Newberry on December 27, 2002. The Merger of the Merging Corporations with and into the Surviving Corporation shall be authorized in the manner prescribed by the laws of the States of Georgia and South Carolina and the Agreement and Plan of Merger herein made shall be submitted to the shareholder of each Merging Corporation and the Surviving Corporation for its approval or rejection in the manner prescribed by the laws of the States of Georgia and South Carolina.

9. Effectuation. In the event that the merger of the Merging Corporations with and into the Surviving Corporation shall have been authorized by their respective shareholders in the manner prescribed by the laws of the States of Georgia and South Carolina, each Merging Corporation and the Surviving Corporation stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Georgia and the State of South Carolina and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

MACON TELEGRAPH PUBLISHING COMPANY, a Georgia corporation

By	/s/ Adrienne Lilly
Adrienne Lilly
Assistant Secretary

DRINNON, INC., a Georgia corporation

By	/s/ Adrienne Lilly
Adrienne Lilly
Assistant Secretary

NEWBERRY PUBLISHING COMPANY, INC., a South Carolina corporation

By	/s/ Adrienne Lilly
Adrienne Lilly
Assistant Secretary

ARTICLES OF AMENDMENT

OF

MACON TELEGRAPH PUBLISHING COMPANY

The shareholder of the Macon Telegraph Publishing Company, a corporation under the laws of the State of Georgia, did on June 21, 1972, adopt an amendment to the Articles of incorporation of said corporation as follows:

BE IT RESOLVED by the shareholder of Macon Telegraph Publishing Company that the Articles of Incorporation of said company as the same have heretofore been amended, and particularly as the same were amended on November 5, 1962, be further amended by striking from Paragraph 5 of the original Articles of Incorporation, and by striking Paragraph 5 of said described amendment and substituting in lieu of the stricken language a new paragraph to be known as Paragraph 6 of the Articles of Incorporation and which shall read as follows:

“The maximum number of shares of stock authorized shall be 15,000 with a par value of $100.00 each, and the minimum number of shares of stock shall be 500 shares with a par value of $100.00 each. Such stock shall be common capital stock, and the corporation shall be authorized to issue shares up to the maximum above stated, and thereafter, from time to time, but within the limits herein specified to alter the amount of such stock outstanding.”

Said amendment was adopted by the vote of 10,000 shares, there being 10,000 shares outstanding and entitled to vote thereon. The vote of a majority of the shares entitled to vote is required to amend, the Articles of Incorporation. The amendment to the Articles of Incorporation effects a change in the amount of stated capital by increasing the maximum authorized shares from 10,000 shares of a par value of $100.00 per share or a total of $1,000,000.00 to 15,000 shares of the same par value, thereby providing for a maximum stated capital of $1,500,000.00.

IN WITNESS WHEREOF Macon Telegraph Publishing Company has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested all by its duly authorized officers on this 27th day of June, 1972.

MACON TELEGRAPH PUBLISHING COMPANY

By:	/s/ [signature illegible]
Executive Vice President

ATTEST:

/s/ [signature illegible] Secretary

IN THE SUPERIOR COURT OF BIBB COUNTY, GEORGIA GEORGIA, BIBB COUNTY.

The petitioner of Macon Telegraph Publishing Company, petitioner, respectfully shows:

1.

The Articles of Amendment of Macon Telegraph Publishing Company, executed by the Executive Vice President and attested by the Secretary are attached hereto.

WHEREFORE petitioner prays that the Articles of Amendment of Macon Telegraph Publishing Company be granted.

/s/ [signature illegible]
ATTORNEY FOR MACON TELEGRAPH PUBLISHING COMPANY

Sell, Comer & Popper
1414 Georgia Power Building
Post Office Box 154
Macon, Georgia 31202

ORDER

The Articles of Amendment of Macon Telegraph Publishing Company having been examined and found lawful, it is thereupon considered, ordered and adjudged that the Articles of Amendment of Macon Telegraph Publishing Company be and the same are hereby granted.

This 27 day of June, 1972.

/s/ [signature illegible]
JUDGE, BIBB SUPERIOR COURT, MACON JUDICIAL CIRCUIT

STATE OF GEORGIA,

COUNTY OF BIBB:

Personally appeared before me, a Notary Public within and for the above State and County, ELOISE HATTON, who after being duly sworn, deposes and says that she is checking Clerk for The Macon Telegraph Publishing Company, publishers of THE MACON NEWS, the official organ of said County; that there has been deposited with said newspaper the sum of $60.00 for the cost of publishing therein once a week for four consecutive weeks a notice of granting of ARTICLES OF AMENDMENT OF

“MACON TELEGRAPH PUBLISHING COMPANY”

as provided by Georgia Code Section 22-803(d)(2).

/s/ [signature illegible]
Deponent

Sworn to and subscribed before me, this

27th day of JUNE, 1972

/s/ [signature illegible]
Notary Public, State of Georgia, Bibb

County: My Commission Expires Jan. 15, 1973

GEORGIA BIBB COUNTY.

CLERK’S OFFICE, SUPERIOR COURT:

I, Adam H. Greene, Clerk of said Court, do hereby certify that the above and foregoing is a true and correct copy of ARTICLES OF AMENDMENT with the order of the Judge and Publisher’s Affidavit, of MACON TELEGRAPH PUBLISHING COMPANY a conformed copy thereof having been this date filed in said clerk’s office.

I further certify that the clerk’s fee of $15.00 have been paid.

WITNESS, My Official Signature and the Seal of the County this 27th day of JUNE, 1972.

/s/ [signature illegible]
Clerk, Superior Court
Bibb County, Georgia

GEORGIA, BIBB COUNTY.

TO THE SUPERIOR COURT OF SAID COUNTY:

The petition of MACON TELEGRAPH PUBLISHING COMPANY respectfully shows to the Court the following facts:

1.

Petitioner was incorporated by order of this Court on January 8, 1915, the petition for charter and order thereon being of record in Charter Book 3, folio 568, Clerk’s Office, Bibb Superior Court.

2.

Said charter was amended by orders of this Court entered respectively on July 18, 1930, and October 28, 1930, said amendments and the orders thereon being recorded in Charter Book 6, folios 93 and 112, respectively in said Clerk’s Office.

3.

Thereafter, on January 4, 1935, petitioner’s charter was renewed by order of this Court, said renewal being recorded in Charter Book 6, folio 425, said Clerk’s Office.

4.

Said renewed charter has been twice amended, once on September 2, 1936, and once on June 23, 1943, said amendment of said renewed charter being of record in said Clerk’s Office in Charter Book 6, folio 530 and Charter Book 7, folio 286, respectively. At the time of said last charter amendment, petitioner was re-incorporated under the Corporation Act of 1938.

5.

Petitioner now desires further to amend its charter by striking therefrom the language which appears in paragraph 6 of the aforesaid original charter relating to capital stock (said original charter being recorded in Charter Book 3, folio 568) and by substituting in lieu of the repealed language the following:

“The maximum number of shares of stock shall be 10,000 of the par value of $100 each, and the minimum number of shares of stock shall be 500 shares of the par value of $100 each. Such stock shall be common capital stock, and the corporation shall be authorized to issue shares up to the maximum sum above stated, and thereafter, from time to time, but within the limitations set out in Section 22-1854, Ga. Code Ann., to reduce the amount of capital stock outstanding, but not below the above stated minimum.”

6.

Said amendment was duly authorized by resolution unanimously adopted by petitioner’s stockholders at a meeting called and held as provided by law, a certified copy of which is hereby attached and marked “Exhibit A”.

WHEREFORE, petitioner prays that the charter of said corporation be amended as heretobefore set out.

/s/ Sell & Comer
SELL & COMER
Attorneys for Petitioner

GEORGIA, BIBB COUNTY.

BE IT RESOLVED by the stockholders of Macon Telegraph Publishing Company that application be made to the Superior Court of Bibb County for an amendment to the charter of said corporation by striking therefrom the provisions of paragraph 5 of the charter granted to it on January 8, 1915, and substituting in lieu thereof a new paragraph 5 reading as follows:

“The maximum number of shares of stock shall be 10,000 of the par value of $100 each, and the minimum number of shares of stock shall be 500 shares of the par value of $100 each. Such stock shall be common capital stock, and the corporation shall be authorized to issue shares up to the maximum sum above stated, and thereafter, from time to time, but within the limitations set out in Section 22-1854, Ga. Code Ann., to reduce the amount of capital stock outstanding, but not below the above stated minimum.”

The officers of the Company are herewith authorized and directed to employ counsel and incur such costs as may be necessary or needful in connection with the amendment of the charter.

GEORGIA, BIBB COUNTY.

I, ERNEST H. HARDIN, do hereby certify that the within and foregoing is a true and correct copy of the resolution of the stockholders of Macon Telegraph Publishing Company adopted at a called meeting of which due notice was given and which was held on October 26, 1962. I do further certify that at said meeting, all of the stock outstanding was represented by person or by proxy, and that the foregoing resolution was adopted unanimously, and now appears upon the minute book of said corporation.

WITNESS my hand and the seal of said Company, this 26th day of October, 1962.

/s/ E. H. Hardin
E. H. HARDIN, Secretary

(CORPORATE SEAL)

GEORGIA, BIBB COUNTY.

The within and foregoing petition of Macon Telegraph Publishing Company to amend its charter in the particulars therein set out read, considered and ordered filed.

It appearing that said petition be made in accordance with the Corporation Act of 1938, and that the requirements of law in such case made and provided have been fully met;

IT IS THEREUPON CONSIDERED, ORDERED AND ADJUDGED that all of the prayers of the petition are hereby granted and the charter of the petitioner is hereby amended in all of the particulars set out in said petition.

IT IS SO ORDERED this 5th day of November, 1962.

/s/ Hal Bell
JSCBC

THE MACON TELEGRAPH

THE MACON NEWS

P.O. BOX 1018

MACON, GA.

STATE OF GEORGIA

COUNTY OF BIBB

Personally appeared before me, a Notary Public within and for the above State and County Lillian Lavine, who deposes and says that she is checking clerk for The Macon Telegraph Publishing Company, publishers of THE MACON NEWS, and that $48.00, has been paid for publication of legal advertisement for:

“Petition for Amendment to Charter of:

“MACON TELEGRAPH PUBLISHING COMPANY”

/s/ Lillian Lavine

Sworn to and subscribed to before me

this 5th day of November 1962.

/s/ [signature illegible]
NOTARY PUBLIC, BIBB COUNTY GEORGIA

CLERK’S OFFICE, BIBB SUPERIOR COURT:

I, ROMAS ED. RALEY, Clerk of Bibb Superior Court, do hereby certify that the attached petition for Amendment to Charter of “MACON TELEGRAPH PUBLISHING COMPANY” was this day filed and that the Clerk’s fee of $6.00 have been paid.

Witness my official signature and seal, this 5th day of November, 1962.

/s/ Romas Ed Raley
Clerk, Bibb Superior Court

GEORGIA, BIBB COUNTY:

I, ROMAS ED. RALEY, Clerk of Bibb Superior Court, do certify that the foregoing is a true and correct copy of Application for Amendment to Charter of “MACON TELEGRAPH PUBLISHING COMPANY with the order of the Judge thereon and the filing of the Clerk thereon, receipts for Clerk’s cost paid and affidavit and receipt of Publisher for deposit to cover four insertions in Macon News as prescribed by law.

WITNESS my official signature and seal, this 5th day of November, 1962.

/s/ Romas Ed Raley
Clerk, Bibb Superior Court

GEORGIA, BIBB COUNTY.

To the Superior Court of said County:

The petition of Macon Telegraph Publishing Company respectfully shows:

1

Petitioner was incorporated by order of this court of January 8, 1915, the petition for charter and order thereon being of record in Charter Book 3, page 568, Clerk’s Office.

2

Said charter was amended by orders of this court entered respectively on July 18, 1930, and October 28, 1930, said amendments and the orders thereon being recorded in Charter Book 6, pages 93 and 112, Clerk’s Office.

3

On January 4, 1935, petitioner’s charter was renewed by order of this court, said renewal being recorded in Charter Book 6, page 425, Clerk’s Office. And said renewed charter was amended on August [illegible] , said amendment being recorded in Charter Book 6, page 530, Clerk’s Office.

4

Petitioner now desires to amend its charter by becoming reincorporated under the Corporation Act of 1938, approved January 28, 1938 (Acts 1937-38, Ex. Sess., p. 214), for a period of thirty five years for so that it may have all the rights, powers, and privileges conferred upon corporations by that Act, and states that such amendment is for the purpose of becoming reincorporated under the terms of said Act.

5

Petitioner desires further to amend its charter by adding thereto the following provision: Said corporation shall have the power and authority to engage in any additional business subsidiary to, in aid of, or in connection with, its regular business and beneficial thereto, directly or indirectly, through increase of its revenue, advertisement of its business, creation of good will, development of its trade area, improvement of conditions in general in the territory in which its business is carried on, or otherwise; including specifically power so to carry on, for the purposes indicated and to procure any of the benefits named, the business of farming in any or all of its branches on land owned, leased, or otherwise held by said corporation.

6

Said amendments have been duly authorized by resolution unanimously adopted by petitioner’s stockholders at a meeting called and held as provided by law, a certified copy of said resolution being hereto attached, marked Exhibit.

WHEREFORE, petitioner prays that its charter may be amended as indicated in this petition.

/s/ [signature illegible]
Attorney for Petitioner

E X H I B I T

RESOLVED, That the charter of this Corporation be amended by reincorporating it under the Corporation Act of 1938 (Acts 1937-38, Ex. Sess., p. 214), so that it may have all the rights, powers, and privileges conferred upon corporations by that Act, and by giving to it specific additional power as follows: To engage in any additional business subsidiary to, in aid of, or in connection with, its regular business and beneficial thereto, directly or indirectly, through increase of its revenue, advertisement of its business, creation of good will, development of its trade area, improvement of conditions in general in the territory in which its business is carried on, or otherwise; including specifically power so to carry on, for the purposes indicated and to procure any of the benefits named, the business of farming in any or all of its branches on land owned, leased, or otherwise held by said Corporation.

RESOLVED, further, that the officers of the corporation be, and they are hereby, authorized to take whatever steps are necessary so to amend its charter.

I certify that I am Secretary of Macon Telegraph Publishing Company and that the foregoing is a true and correct copy of resolution adopted by unanimous vote of the stockholders of said Corporation at a meeting duly called and held on June 14, 1943.

This June 21, 1943.

/s/ [signature illegible]
Secretary

GEORGIA, BIBB COUNTY.

The foregoing petition to amend the charter of Macon Telegraph Publishing Company, read, considered, and ordered filed. It appearing that the petition is legitimately within the purview of the statutes in said cases made and provided; that it has been authorized by proper corporate action; and that all the requirements of law have been complied with;

IT IS, THEREFORE, CONSIDERED, ORDERED, AND ADJUDGED that the prayer of the petition be granted; that the charter of the corporation be amended as prayed; that the corporation is reincorporated under the Corporation Act of 1938, with all the rights, powers, and privileges conferred upon the corporation by that Act; and that the corporation henceforth shall have the right, power, and authority to engage in any additional business subsidiary to, in aid of, or in connection with, its regular business and beneficial thereto, directly or indirectly, through increase of its revenue, advertisement of its business, creation of good will, development of its trade area, improvement of conditions in general in the territory in which its business so to carry on, for the purposes indicated and to procure any of the benefits named, the business of farming in any or all of its branches on land owned, leased, or otherwise held by said corporation.

So ordered this June 23, 1943.

/s/ [signature illegible]
Judge Superior Court, Macon Circuit

CLERK’S OFFICE BIBB SUPERIOR COURT

I, V. H. ROBERTS, Clerk of Bibb Superior Court do hereby certify that the attached petition of MACON TELEGRAPH PUBLISHING COMPANY for Amendment to Charter was this day filed and that the Clerk’s fee of $6.50 have been paid.

Witness my official signature and seal, this 23rd day of June, 1948.

/s/ V. H. Roberts
Clerk Bibb Superior Court

GEORGIA, BIBB COUNTY.

I, V. H. ROBERTS, Clerk of Bibb Superior Court do certify that the foregoing is a true and correct copy of Application for Amendment to Charter of MACON TELEGRAPH PUBLISHING CO. with the order of the Judge thereon and the filing of the Clerk thereon, receipts for Clerk’s cost paid and affidavit and receipt of Publisher for deposit to cover four insertions in Macon News as prescribed by law.

Witness my official signature and seal, this 23rd day of June, 1948.

/s/ V. H. Roberts
Clerk Bibb Superior Court

IN RE:-)

RENEWAL OF CHARTER:-

MACON TELEGRAPH PUBLISHING CO.	)

GEORGIA, BIBB COUNTY:-

TO THE SUPERIOR COURT OF SAID COUNTY:-

The petition of W. T. Anderson and P. T. Anderson, both of said State and County, respectfully shows:

1. That they desire for themselves, their associates and successors to be incorporated and made a body politic under the name and style of Macon Telegraph Publishing Company for a period of 20 years with the privilege of renewal at the expiration of said time, in accordance with the laws of the State of Georgia.

2. That the principal office and place of business of said corporation shall be in the City of Macon, County and State aforesaid.

3. That the object of said proposed corporation is pecuniary gain and profit to itself and its stockholders.

4. The particular business said corporation proposes to carry on is the owning, printing and publishing of a newspaper and the carrying on of a job office in connection therewith, the printing, binding, and sale of books, catalogs, circulars and other things usual in said business and establishment, the buying and selling of all articles, merchandise and machinery proper or necessary for the conduct of a newspaper outfit and business; and generally the doing of all other things appropriate or necessary to the maintenance of an up to date and first class newspaper, job and printing establishment and business.

5. The capital stock of aid corporation shall be the sum of $50,000.00 with the privilege of increasing same from time to time to a sum not exceeding $300,000.00 by a vote of the stockholders owning a majority of the stock of said corporation. The capital stock is to be divided into shares of $100.00 each and subscriptions to said capital stock to be payable in money or property at a fair valuation.

6. Petitioners desire that said corporation be given the right, power and authority to borrow money and to issue bonds or other obligations and to secure the payment of same by mortgage, deed of trust or other means covering, conveying and pledging the assets and property of said corporation for said purpose. Petitioners also desire the power and authority to buy and sell its own stock, and to hold any its own stock so purchased as treasury stock or to cancel and return the same, or to sell and re-issue the same.

7. Petitioners further desire that said corporation may have the power and authority to apply for and accept amendments to its said charter, to buy, sell and own realestate and personal property, to sue and be sued, to have and use a common seal, to make all necessary by-laws binding on its members, to elect and employ such officers, agents and servants as may be necessary in its said business, and generally to do all other things that may be usual or necessary for the successful carrying on of its said business, and with all such rights, powers privileges and immunities, as are incident to like corporations and permissable under the laws of Georgia.

Wherefore, Petitioners pray to be incorporated under the name and style aforesaid with the power, privileges and immunities herein set out and such as are now or may hereafter be allowed a corporation of similar character under the laws of Georgia.

Jordan & Lane
Attorneys for Petitioners

W. T. Anderson and P. T. Anderson, having filed in the office of the Clerk of the Superior Court of said County, their petition seeking the formation of a corporation to be known under the name of and style of Macon Telegraph Publishing Company, with a capital stock of $50,000.00 with the privilege of increasing same from time to time as fully set out in their said petition, and for the purpose of carrying on, owning, printing and publishing a newspaper and the carrying on of a job office in connection therewith, the printing, binding and sale of books, catalogues, circulars and other things usual in such business and establishment, and generally for the purpose fully set out in said petition.

And upon said hearing said petition and the evidence, it appearing that said application for charter has been advertised and published as required by law, and that said petitioners in all respects have fully complied with the laws and statutes of Georgia in such cases made and provided, and the Court being satisfied that said application is legitimately within the purview and intention of the laws of Georgia.

It is therefore hereby ordered, adjudged and declared that said application be, and the same is hereby granted in all respects as prayed for in said petition. And the above name petitioners and their successors are hereby incorporated under the name and style of Macon Telegraph Publishing Company, for and during a period of twenty years, with the privilege of renewal at the expiration of said period upon a vote of the holders of the majority of the capital stock in said corporation according to the provisions of the laws of the State of Georgia.

It is further ordered, adjudged and declared that all rights and powers mentioned and prayed for in said petition, are hereby granted, and that said corporation be and the same is hereby clothed with all the rights, powers and privileges set out, mentioned and prayed for in said petition and made subject to all the restrictions and liabilities fixed by law.

In open Court this the 8th day of January, 1915.

H. A. Mathews, J.S.C.M.C.

IN RE:	: NO. 980M APRIL TERM, 1930
VS.	: BIBB SUPERIOR COURT
MACON TELEGRAPH PUBLISHING CO.	: APPLICATION FOR AMENDMENT TO CHARTER

GEORGIA, BIBB COUNTY.

TO THE SUPERIOR COURT OF SAID COUNTY

The petition of Macon Telegraph Publishing Company respectfully shows:

1. Petitioner was incorporated by order of this Court entered on the 8th day of January, 1915. The charter granted on said date was duly accepted, and petitioner proceeded to do business thereunder as a corporation.

2. Petitioner’s charter has never been amended.

3. Petitioner desires an amendment to its charter giving to it the following additional rights and powers:

To purchase, hold, own, sell, and dispose of as an individual, stocks, bonds, or other securities of any other corporation or corporations, whether incorporated under the laws of this State or any other state; to publish, operate and conduct a newspaper or newspapers, magazines, periodicals, or other publications either under its own charter and corporate organization and/or through the ownership and control of the stocks, bonds, or other securities of other corporations, to borrow money for its own use or for the use of any other corporation in which it may have a controlling interest through its ownership of the stocks, bonds, or other securities of such other corporations, or otherwise, and to issue bonds or other obligations therefor and secure the same by mortgages, deeds of trust, or any other form of security; to indorse or guarantee the notes, bonds, or other obligations of any corporation owned or controlled by it; and to apply for and accept from time to time amendments to its charter, either in form or substance, material or otherwise, by a majority vote of its then outstanding stock.

4. Petitioner shows that at a called meeting of its stockholders, held on June 10, 1930 at which all of the stockholders of said company were present in person, a resolution was unanimously adopted authorizing the filing of an application in this Court for the purpose of securing such amendment. A certified copy of such resolution is hereto attached as an exhibit and made a part hereof.

WHEREFORE, petitioner pays that this Court pass an order amending it a charter as indicated.

MACON TELEGRAPH PUBLISHING COMPANY

Park & Strozier

By PARK & STROZIER,

Its Attorneys at Law.

CERTIFIED EXTRACT FROM MEETING OF STOCKHOLDERS.

“RESOLVED, That the officers of this corporation are hereby authorized to apply to the Superior Court of Bibb County for an amendment to its charter giving to the corporation the following additional rights and powers:

To purchase, hold, own, sell, and dispose of as an individual, stocks, bonds, or other securities of any other corporation or corporations, whether incorporated under the laws of this state or any other state; to publish, operate, and conduct a newspaper or newspapers, magazines, periodicals, or other publications either under its own charter and corporate organization and/or through the ownership and control of the stocks, bonds, or other securities of other corporations; to borrow money for its own use or for the use of any other corporation in which it may have a controlling interest through its ownership of the stocks, bonds, or other securities of such other corporation, or otherwise, and to issue bonds or other obligations therefor, and secure the same by mortgages, deeds of trust, or any other form of security; to indorse or guarantee the notes, bonds, or other obligations of any corporation owned or controlled by it; and to apply for and accept from time to time amendments to its charter, either in form or substance, material or otherwise, by a majority vote of its then outstanding stock.”

I certify that the above and foregoing as a true and correct copy of a resolution unanimously adopted at a called meeting of the stockholders of Macon Telegraph Publishing Company held at the office of the company in Macon, Georgia on June 10, 1930, at which the entire outstanding capital stock of the company was represented in person, said copy being as the said resolution appears on the Minutes of said meeting. I further certify that I acted as secretary of the meeting and recorded the minutes thereof.

Witness my hand and the seal of the corporation this 11th day of June, 1930.

[Name Illegible]
Secretary

Macon Telegraph Publishing Co.

Corporate Seal.

GEORGIA, BIBB COUNTY.

The foregoing petition read and considered. The application for amendment of the charter of petitioner appearing to be within the purview and intent of the statutes and laws relating to corporations of the State of Georgia, it is ordered that the application be, and it is hereby granted as prayed, and that the amendment is hereby made a part of the charter of petitioner, and that petitioner is hereby granted the additional powers prayed for in said application for amendment of its charter.

So ordered this 18th day of July, 1930.

Malcolm D. Jones
J.S.C.M.C.

IN RE:	: NO 1066M JULY TERM, 1930
MACON TELEGRAPH PUBLISHING CO.	: 13188 SUPERIOR COURT
: PETITION TO AMEND CHARTER

GEORGIA, BIBB COUNTY.

TO THE SUPERIOR COURT OF SAID COUNTY:

The petition of boon Telegraph Publishing Company respectfully shows:

1. Petitioner was incorporated by order of this Court entered on January 8, 1915. The charter granted on said date was duly accepted, and petitioner proceeded to do business thereunder as a corporation.

2. Petitioner’s charter was amended by this Court by an order entered on July 18, 1930, which amendment was duly accepted by the proper corporate action.

3. Petitioner desires an amendment to its charter to giving to it the following additional rights and powers:

To lease or purchase other newspapers or magazines or other periodicals or publications, or any or all the property of any such newspaper or newspapers, magazines, periodicals or publications; to publish, operate and conduct any newspaper or newspapers, magazines, periodicals, or other publications so leased or purchased; to borrow money for the use of any person or persons or of any corporation in which it may have any interest and to issue bonds or other obligations therefor and secure the same by mortgage, deed of trust or other form of security; to make loans of its funds or credit to any person or persons or to any corporation on such terms and in such form as it may deem advisable; to indorse or guarantee the notes or other obligations of any person or persons.

4. Petitioner shows that at a called meeting of its stockholders, held on September 25, 1930, at which all of the stockholders of the Company were present, a resolution was unanimously adopted authorizing the filing of an application in this Court for the purpose of securing this amendment. A certified copy of this resolution is hereto attached and made a part hereof.

WHEREFORE, Petitioner prays that this Court may pass an order amending its charter in the respects indicated.

MACON TELEGRAPH PUBLISHING COMPANY,

Park & Strozier

BY	PARK & STROZIER
Its attorneys at Law.

CERTIFIED EXTRACT FROM MINUTES OF MEETING OF

STOCKHOLDERS.

“RESOLVED, That the officers of this corporation are hereby authorized to apply to the Superior Court of Bibb County for an amendment to its charter giving to the corporation the following additional rights and powers:

“To lease or purchase other newspapers or magazines or other periodicals or publications, or any or all of the property of any such newspaper or newspapers, magazines, periodicals or publications; to publish, operate and conduct any newspaper or newspapers, magazines, periodicals or other publications so leased or purchased; to borrow money for the use of any person or persons or of any corporation in which it may have any interest, and to issue bonds or other obligations therefor and secure the same by mortgage, deed of trust or other form of security; to make loans of its funds or credit to any person or persons or to any corporation on such terms and in such form as it may deem advisable; to indorse or guarantee the notes or other obligations of any person or persons.”

I certify that the above and foregoing is a true and correct copy of a resolution unanimously adopted at a called meeting of the stockholders of Macon Telegraph Publishing Company held at the office of the company in Macon, Georgia on September 25, 1930, at which the entire outstanding capital stock of the company was represented in person or by proxy, said copy being as the said resolution appears on the minutes of said meeting. I further certify that I acted as secretary of the meeting and recorded the minutes thereof.

Witness my hand and seal of the corporation this 25th day of September, 1930.

[Name Illegible]
Secretary

Macon Telegraph Publishing Co.

Corporate Seal.

GEORGIA, BIBB COUNTY.

The foregoing petition read, and considered. The application for amendment of the charter of petitioner appearing to be within the purview and intent of the statutes and laws relating to corporations of the State of Georgia, it is ordered that the application be, and it is hereby granted as prayed, and that the amendment is hereby made a part of the charter of petitioner, and that petitioner is hereby granted the additional powers prayed for in said application for amendment of its charter.

So ordered this 28th day of Oct., 1930.

Malcolm D. Jones
J.S.C.M.C.

IN RE	: NO. 1861M NOVEMBER TERM. 1934

MACON TELEGRAPH PUBLISHING CO.	: BIBB SUPERIOR COURT

: PETITION FOR RENEWAL OF CHARTER

GEORGIA, BIBB COUNTY.

TO THE SUPERIOR COURT OF SAID COUNTY:

The petition of MACON TELEGRAPH PUBLISHING COMPANY RESPECTFULLY SHOWS:

1. Petitioner was incorporated under the name, MACON TELEGRAPH PUBLISHING COMPANY, on January 8, 1915, by order of this court recorded in charter book 3, page 568, in the office of the clerk of the court.

2. Petitioner’s charter was amended July 18,1930, by order of this court, which is of record in charter book 6, page 93, in the office of the clerk of this court, and again on October 28, 1930, by order of this court, which is of record in charter book 6, page 112, in the office of the clerk of this court.

3. Petitioner’s charter as so amended will expire on January 8, 1935.

4. Petitioner desires that its original charter as amended as aforesaid be renewed for an additional period of twenty (20) years beginning on January 8, 1935.

5. At a meeting of petitioner’s stockholders, duly called and held on November 20, 1934, a resolution was passed authorizing the renewal of said charter for the period named. Petitioner files herewith a certified abstract from the minutes of the corporation showing such corporate action, said abstract being marked Exhibit and being attached hereto and made a part hereof.

WHEREFORE, petitioner prays that its said original charter as amended as herein shown be renewed for a period of twenty (20) years beginning on January 8, 1935.

MACON TELEGRAPH PUBLISHING COMPANY,

BY	Park & Strozier
ITS ATTORNEYS AT LAW.

EXHIBIT

CERTIFIED ABSTRACT FROM MINUTES.

WHEREAS, on January 8, 1915, by virtue of an order of this court, this company was incorporated for a period of twenty (20) years, with privilege of renewal of its charter for a like period; and

WHEREAS, said charter has been twice amended, to wit, on July 18, 1930, and October 28, 1930; and

WHEREAS, on January 8, 1935, said twenty (20) years will have expired, and it is desired that said charter as amended be renewed for a like period of twenty (20) years from said date:

NOW, THEREFORE, Be It Resolved:

That the charter of this corporation as amended be renewed.

That the attorneys of this corporation be, and they are hereby authorized to do any and all things necessary for the purpose of renewing said charter as amended for another period of twenty (20) years beginning on January 8, 1935.

GEORGIA, BIBB COUNTY.

I, Jas. V. Johnson, Jr., Secretary of Macon Telegraph Publishing Company do hereby certify that the foregoing is a true and correct copy of resolution adopted at a meeting of stockholders of Macon Telegraph Publishing Company duly called for that purpose and held on November 20, 1934, as the same appears upon the minutes of said corporation.

This November 20th, 1934.

Jas. W. Johnson, Jr.
Secretary Macon Telegraph Publishing Company.

GEORGIA, BIBB COUNTY:

The foregoing petition read and considered.

It appearing to the court that the application is legitimately within the purview of the statutes in such cases made and provided, and no cause being shown why the prayer of the petition should not be granted, and it appearing that due advertisement has been had and that all the requirements of the law in such cases have been complied with:

IT IS ORDERED:

That petitioner’s original charter, as amended as in the petition alleged, be, and it is hereby, renewed for an additional period of twenty (20) years beginning on January 8, 1935, and that for said additional period petitioner is a corporation with the same name, the same powers, the same duties, liabilities, and privileges as under said original charter and amendments thereto.

So ordered this 4th day of January, 1935

W. A. McClellan
Judge, Superior Courts, Macon Circuit.

IN RE:	: NO. 2194M. JULY TERM, 1936

MACON TELEGRAPH PUBLISHING CO.	: BIBB SUPERIOR COURT

: PETITION TO AMEND CHARTER

GEORGIA, BIBB COUNTY.

TO THE SUPERIOR COURT OF SAID COUNTY.

The petition of Macon Telegraph Publishing Company respectfully shows:

1. Petitioner was incorporated by order of this Court entered on January 8, 1915.

2. Petitioner’s charter was amended by orders of this Court entered on July 18, 1930 and October 28, 1930.

3. Petitioner’s charter was renewed for twenty years by order of this Court entered on the 4th day of January, 1935.

4. Petitioner desires that its charter be amended by the addition thereto of the following paragraphs giving it additional rights and powers as in said paragraphs specified:

Preferred stock may be issued from time to time upon the majority vote of the directors of the corporation, who shall fix the rights, powers, and privileges of such preferred stock and the amounts thereof: Provided, however, that the amount of preferred stock so issued shall never exceed the difference between the amount of common stock outstanding and the amount of the maximum capital stock authorized by the charter of the corporation.

The corporation shall have the power to purchase, sell, own, lease and operate radio broadcasting stations; to make any contract with any radio broadcasting station or radio broadcasting company relating to the dissemination of news or general broadcasting; to go into, conduct, and operate a general radio broadcasting business; and to do anything or enter into any contract or agreement respecting radio, as an adjunct to the newspaper business or otherwise, that may be deemed advisable or necessary or proper.

5. Petitioner shows that at a called meeting of its stockholders held on August 25, 1936, at which a majority of the stockholders of the Company were present, a resolution was unanimously adopted authorizing the filing of an application in this Court for the purpose of securing this amendment. A certified copy of this resolution is hereto attached marked “Exhibit” and made a part hereof.

WHEREFORE, petitioner prays that this .Court may pass an order amending its charter as herein set out.

MACON TELEGRAPH PUBLISHING COMPANY

BY	Park & Strozier
PARK & STROZIER
Its attorneys at Law.

GEORGIA, BIBB COUNTY.

The foregoing petition read and considered. The application for amendment of the charter of petitioner appearing to be within the purview and intent of the statutes and laws relating to corporations of the State of Georgia, it is ordered that the application be, and it is hereby granted as prayed, and that the amendment is hereby made a part of the charter of petitioner, and that petitioner is hereby granted the additional powers prayed for in said application for amendment of its charter. So ordered this 2 day of September, 1936.

Malcolm D. Jones
J. S.C.M. C.

EXHIBIT

CERTIFIED ABSTRACT FROM MINUTES

RESOLVED, That the officers of this corporation are hereby authorized and directed to apply to the Superior Court of Bibb County for an amendment to its charter giving to the corporation the following additional rights and powers:

1. Preferred stock may he issued from time to time upon the majority vote of the directors of the corporation, who shall fix the rights, powers, and privileges of such preferred stock and the amounts thereof: Provided, however, that the amount of preferred stock so issued shall never exceed the difference between the amount of common stock outstanding and the amount of the maximum capital stock authorized by the charter of the corporation.

2. The corporation shall have the power to purchase, sell, own, lease and operate radio broadcasting stations; to make any contract with any radio broadcasting station or radio broadcasting company relating to the dissemination of news or general broadcasting; to go into, conduct, and operate a general radio broadcasting business; and to do anything or enter into any contract or agreement respecting radio, as an adjunct to the newspaper business or otherwise, that may be deemed advisable or necessary or proper.

GEORGIA, BIBB COUNTY.

I hereby certify that the foregoing is a true and correct copy of resolution duly adopted at a meeting of stockholders of Macon Telegraph Publishing Company called in accordance with the by-laws for that purpose and held on August 25, 1936, as the said appears upon the minutes of said corporation.

This August 25, 1936.

Jas. W. Johnson, Jr.
Secretary, Macon Telegraph Publishing Co.

Macon Telegraph Publishing Company Seal.
(Corporate)

CLERK’S CERTIFICATE

STATE OF GEORGIA	:
CLERK’S OFFICE, BIBB SUPERIOR COURT.
COUNTY OF BIBB	:

I, V. H. Roberts, Clerk of said Court, hereby certify that the foregoing 17 pages hereto attached contain a true and correct copy of, “Renewal of Charter, January 8, 1915, Application for Amendment to Charter, July 18, 1930, Amendment to Charter, October 28, 1930, Renewal of Charter, January 4th, 1935, and Amendment to Charter, September 2 1936 of Macon Telegraph Publishing Company.,” just as same appears of file and record in this office.

In Witness Whereof, I have hereunto set my hand and affixed my seal, this 23rd day of June, 1943.

/s/ [Signature Illegible]
Clerk, Bibb Superior Court

(SEAL)